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                                     Exhibit 99.2

               Cautionary Language Regarding Forward-Looking Statements

     Certain statements in this Form 8-K, in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in other oral or written communications made by or with the approval of an authorized executive officer of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "may depend," "believes," "will likely result," "will continue," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements.

     Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Some of these risks, uncertainties and other factors are summarized below. Because of such risks, uncertainties and other factors, the Company cautions each person receiving such forward-looking statements not to place undue reliance on any such statement. All such forward-looking statements are current only as of the date and time they are made. The Company has no obligation, and will not undertake, to release publicly any revisions to such forward-looking statements (for example, to reflect events or circumstances occurring after the date and time such statements were made, or to reflect events or circumstances that were not anticipated at the date and time such statements were made).

THE PERFORMANCE OF THE COMPANY AND ITS AFFILIATED FIRMS MAY BE ADVERSELY AFFECTED BY CHANGES IN ECONOMIC AND MARKET CONDITIONS

     The advisory fees earned by the Company's affiliated firms vary widely depending on client account size, type of service, product or style offered, and other factors, but are based primarily on the market value of assets under management and by the performance of the affiliated firm in managing those assets. Consequently, the Company's performance is directly affected by conditions in financial and securities markets around the world. These markets are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance.

     The performance of securities markets may also have an inverse effect on the assets under management by the Company's affiliated firms which are part of U.S. defined benefit plans. The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986 (the "Code") require employers to fund their defined benefit plans sufficiently to generate the benefits they have promised. However, the Code also discourages overfunding of defined benefit plans by employers by limiting tax deductions for contributions to fully funded plans. The Company believes that high investment returns experienced in the 1980s and thus far in the 1990s have resulted in many defined benefit retirement plans reaching or exceeding their full funding


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limits based on actuarial calculations and that, therefore, many employers may have ceased to contribute additional cash to the plans.

THE INVESTMENT MANAGEMENT BUSINESS IS HIGHLY COMPETITIVE


     The Company's affiliated firms manage both domestic and international investment portfolios for corporate, government and union benefit plans, endowments and foundations, mutual funds, and individuals. These portfolios are invested in equities, bonds, real estate, international securities, timber resources, and cash and other stable value assets. With regard to each of these client bases, and to each of these asset classes, the investment management business is highly competitive. Each of the Company's affiliated firms competes for clients with a broad range of investment managers, including public and private investment advisers, as well as affiliates of securities broker-dealers, commercial banks, insurance companies and other entities. In addition to competing directly for clients, competition can also impact the affiliated firms' fee structures.

     The Company believes that the most important factors affecting competition in the investment management industry are: (a) the abilities and reputations of investment managers; (b) differences in the investment performance of investment management firms; (c) the development of new investment strategies; (d) access to channels of distribution; (e) resources to invest in information technologies; and (f) client service capabilities. Further, periodic shifts in the retirement funds market may favor advisers with strength in particular factors. For example, the Company believes that the growing prominence of defined contribution plans is requiring advisers to develop different marketing and client service capabilities, and that this shift has tended to favor mutual fund complexes that also offer bundled record-keeping, accounting and other services to plan sponsors and participants. The press release attached to this Form 8-K as Exhibit 99.1 describes a shift in the market for institutionally managed real estate from commingled funds to other investment vehicles, including real estate investment trusts that offer liquidity and public pricing.

     Barriers to entry are low, and firms are relatively long-lived in the investment management business. Client assets are mobile as investment management contracts are typically terminable by clients without the payment of a penalty upon 60 days' notice, in the case of contracts with mutual fund clients, and, typically upon 30 days' notice, in the case of institutional contracts. Many of the affiliated firms' competitors have greater capital and other resources than any of the affiliated firms, and than the Company and its affiliated firms on a consolidated basis. Also, some competitors of the affiliated firms have more widely recognized trade names which may offer a further competitive advantage in the retail market.

THE COMPANY COULD BE ADVERSELY AFFECTED BY WRITE-OFFS OF ACQUIRED CLIENT CONTRACTS AND BY ADVERSE TAX RULINGS CONCERNING AMORTIZATION OF CLIENT CONTRACTS

     At September 30, 1997, the Company's total assets were approximately $1.5 billion. Cost assigned to contracts acquired, net of accumulated amortization, was approximately $1.1 billion

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(or approximately 73% of total assets).  The cost assigned to contracts acquired is amortized on a straight-line basis over the estimated weighted average useful life of the contracts of the individual firms acquired. These lives are estimated through statistical analysis of historical patterns of terminations and the size and age of the contracts acquired as of the acquisition date. When actual terminations differ from the statistical patterns developed, or upon the occurrence of certain other events, the Company updates the lifing analysis described above. If the update indicates that any of the estimates of the average remaining lives should be shortened, the remaining cost assigned to contracts acquired will be amortized over the shorter life commencing in the year in which the new estimate is determined.

     In addition, the Company regularly performs reviews for potential impairment of the values of contracts, which may result from various changes in circumstances including, among others, changes at the respective affiliated firms in advisory fee schedules, strategic planning, client and consultant relationships, and management of portfolio assets. The press release attached to this Form 8-K as Exhibit 99.1 describes an expected non-cash charge against pre-tax earnings for the fourth quarter of fiscal year 1997 resulting from the impairment of client contracts at two of the Company's affiliated firms. This impairment, under Statement of Financial Accounting Standards No. 121, represents the difference between the carrying value of the client contracts on the Company's consolidated balance sheet and the estimated future value of their cash flows.

     The Company intends to acquire additional investment management firms in the future. While these firms will contribute additional revenue to the Company, such investments will also result in the recording of additional intangible assets. Future impairments requiring the write-off of a significant portion of unamortized cost assigned to contracts acquired, with respect to existing affiliated firms or firms that the Company may acquire in the future, could adversely affect the Company's financial position or results of operations.

     Contract amortization for income tax purposes is described in detail in the Notes to Consolidated Financial Statements which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.
As more fully described in such Notes, the Company's federal income tax returns for the years ending December 31, 1984 through December 31, 1992 are under audit by the Internal Revenue Service. Although the Company believes that the audit will be resolved without material adverse effect on the Company's consolidated financial position, its consolidated results of operations or its consolidated cash flows, if the adjustments proposed in the Revenue Agent's Report were upheld in their entirety, the Company's additional liability for federal income tax for the period in question would total approximately $56,000,000, plus statutory interest.

THE COMPANY'S AFFILIATED FIRMS RELY ON KEY MANAGEMENT PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

     The Company believes that the business of many of its affiliated firms is largely dependent on the efforts of key management personnel. Individual investment managers at the affiliated firms often have regular direct contact with particular clients, which can lead to a strong client relationship based on the client's trust in that individual manager. The loss of a key investment

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manager of an affiliated firm could jeopardize the firm's relationships with its clients and lead to the loss of client accounts at the firm. Further, an inability to attract, retain and motivate sufficient numbers of successor qualified management personnel for any of the affiliated firms would also adversely affect the Company's business.

     In most cases key management personnel have entered into long-term employment agreements, pursuant to which they have agreed to devote substantially all of their working time to the business and affairs of the respective affiliated firm, and agreed not to provide investment advisory services to any client of the respective affiliated firm for a period following the termination of their employment. Also, the Company has used a combination of economic incentives and vesting provisions as a means of seeking to retain these individuals. The Company is dependent on the enforceability of these employment and non-competition agreements. Further, these methods can serve as no guarantee that these individuals will remain with the Company for the specified term of the agreements, or for any further term thereafter. The market for investment managers is extremely competitive and is increasingly characterized by frequent movement by investment managers among different firms. Also, as described above, the barriers to entry for new firms in the investment management industry are low.

THE COMPANY'S ABILITY TO ALTER OR COORDINATE THE MANAGEMENT PRACTICES AND POLICIES OF ITS AFFILIATED FIRMS IS LIMITED


     The principals of the affiliated firms are authorized to manage their own day-to-day operations, including matters relating to certain employees, investment management policies and fee structures, product development, marketing, client relationships, compensation programs and compliance activities. The Company does retain the authority to elect and remove the directors of its affiliated firms, and to prevent directly any significant actions by its affiliated firms. Also, in recent years, the Company has established a number of organizations that augment the marketing and client service capabilities of the affiliated firms. However, the Company itself is not registered as an investment adviser either with the Securities and Exchange Commission or with any state or foreign regulatory agency, and therefore cannot render investment advisory services except through its affiliated firms which are properly registered. Accordingly, the Company's ability to alter the management practices and policies of its affiliated firms, and to coordinate marketing and client service efforts, is limited.

THE COMPANY'S GROWTH STRATEGY AND INVESTMENTS MAY NOT BE SUCCESSFUL

     A significant component of the Company's growth strategy is to continue acquiring ownership interests in investment management firms. To date, the Company has invested in over fifty such firms and intends to continue this investment program in the future, subject to its ability to locate suitable investment management firms in which to invest, its ability to negotiate agreements with such firms on acceptable terms, and its ability to finance such acquisitions through the incurrence of additional long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions. As the aggregate amount of assets under management by the Company's affiliated firms rises, it may require larger acquisitions or

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more frequent acquisitions to have a material effect on the financial condition and results of operations comparable to the effects achieved in the past through the Company's acquisitions program. Also, each acquisition the Company completes may require additional managerial resources at the Company level.

     The market for partial or total acquisitions of interests in investment management firms is highly competitive. The Company is aware of several other holding companies which have been organized to invest in or acquire investment management firms. In addition, numerous other companies, both privately and publicly held, including commercial and investment banks, insurance companies, and investment management firms, many of which have longer established operating histories and significantly greater resources than the Company, make investments in and acquire investment management firms. In addition to competing directly for acquisitions, competition can also increase the prices that must be paid to successfully acquire firms, and therefore decrease the expected returns on such investments.

     As described above, in recent years, the Company has established a number of organizations that augment the marketing and client service capabilities of its affiliated firms. As another significant component of its growth strategy, the Company expects that it will increase its financial support for these organizations. However, there can be no guarantee that these organizations will be successful in attracting new assets for management by the Company's affiliated firms.